Exhibit 99.1

Cotiviti Announces First Quarter 2017 Results

Revenue of $160.1 million, up 12% over prior year period

Net Income of $27.0 million, up 234% over prior year period

Net Income per diluted share of $0.28

Non-GAAP Adjusted Net Income per diluted share of $0.34

Non-GAAP Adjusted EBITDA of $57.7 million, up 14% over prior year period

Atlanta, GA, May 2, 2017. (BUSINESS WIRE) - Cotiviti Holdings Inc. (NYSE:COTV) (“Cotiviti”), a leading provider of analytics-driven payment accuracy solutions primarily focused on the healthcare industry, today announced financial results for the three months ended March 31, 2017.  Cotiviti will host a conference call on May 3, 2017 at 8:30 a.m. Eastern Time to discuss its results.

“Our team’s continued focus on delivering value to our clients translated into solid 2017 first quarter results for Cotiviti,” said Doug Williams, Chief Executive Officer.  “Our financial model is tightly aligned with client value creation, resulting in first quarter overall revenue growth of 12% from the prior year to $160.1 million and adjusted EBITDA growth of 14% to $57.7 million.”

“Cotiviti’s leadership position in both healthcare and retail payment accuracy provides meaningful ongoing growth opportunities as we expand relationships with existing clients through the adoption of new solutions and cross-selling, and add new clients to our roster,” continued Williams. “Over the past year, 95% of our healthcare revenue growth was from existing clients and we added three new healthcare clients in the first quarter.”

“Cotiviti is well positioned to support our clients as they work to enhance their payment accuracy with their providers. With our unique analytics-driven solutions, proprietary technology platform and the expertise of our talented team, we remain focused on providing valuable solutions that effectively address the payment accuracy portion of the nearly $1 trillion of annual healthcare industry waste,” Williams concluded.

“As a result of the strength of our business model and adjusted EBITDA margin expansion, we reduced our net leverage ratio to 2.7 times at March 31, 2017 from 2.9 times at year-end 2016,” said Steve Senneff, Chief Financial Officer. “Using our strong cash flow, we will continue to make strategic investments in technology and analytics to evolve our payment accuracy solutions benefiting our clients and the broader healthcare industry cost containment efforts.”

First Quarter 2017 Financial Results

•Total revenue for the quarter increased 12% to $160.1 million, compared to $142.7 million in the first quarter a year ago. Revenue growth was driven by a 13% increase in the Healthcare segment to $139.8 million, with the Global Retail and Other segment contributing $20.3 million, up 9% compared to the same period a year ago. Healthcare revenue was favorably impacted in the quarter by an increase in volume and expanded adoption of solutions within Cotiviti’s existing healthcare clients. Retail revenue increased primarily due to the accelerated timing of certain large payment settlements which increased revenue approximately $2 million in the first quarter 2017.

•Net income increased 234% to $27.0 million, or $0.28 per diluted share for the first quarter, compared to $8.1 million in the prior year quarter, or $0.10 per diluted share. First quarter 2017 net income was favorably impacted by a lower effective tax rate from a $10.4 million tax benefit from stock option exercises recognized during the quarter, a 48% decline in interest expense from a year ago and year-over-year revenue growth.

•Non-GAAP Adjusted EBITDA for the quarter was $57.7 million, a 14% increase compared to $50.6 million for the quarter a year ago.

•Non-GAAP Adjusted Net Income for the quarter was $32.0 million, or $0.34 per diluted share, compared to $22.3 million, or $0.29 per diluted share a year ago.

Guidance

Cotiviti provides full year 2017 guidance as follows:

•Total revenue in a range of $688 million - $700 million;

•Adjusted EBITDA in a range of $266 million - $272 million; and

•Fully diluted weighted average shares of approximately 97 million.

Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per Diluted Share are non-GAAP financial measures.  For an explanation of these as measures of the Company’s operating performance, refer to the reconciliation in “Non-GAAP Financial Measures.”

Conference Call Information

To participate in the conference call on May 3, domestic callers can dial (877) 883-0383 and international callers can dial (412) 902-6506 and provide the following conference passcode: 2825348.  A webcast of the call will be accessible on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

Supplemental Financial Information

Supplemental financial information that is not part of this press release is available on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

About Cotiviti

Cotiviti is a leading payment accuracy provider that helps healthcare payers and retailers achieve their business objectives by unlocking value from the incongruities the company discovers in the complex interactions customers have with stakeholders. Cotiviti helps clients capture over $3.7 billion annually through improved payment accuracy. Cotiviti provides services to over twenty of the top twenty-five U.S. healthcare payers and eight of the top ten U.S. retailers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our inability to successfully leverage our existing client base by expanding the volume of claims reviewed and cross-selling additional solutions; improvements to healthcare claims and retail billing processes reducing the demand for our solutions or rendering our solutions unnecessary; healthcare spending fluctuations; our clients declining to renew their agreements with us or renewing at lower performance fee levels; inability to develop new clients; delays in implementing our solutions; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to innovate and develop new solutions for our clients; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing healthcare administration and policies, including governmental restrictions on the outsourcing of functions such as those that we provide; loss of a large client; consolidation among healthcare payers or retailers; slow development of the healthcare payment accuracy market; negative publicity concerning the healthcare payment industry or patient confidentiality and privacy; significant competition for our solutions; our inability to protect our intellectual property rights, proprietary technology, information, processes and know-how; compliance with current and future regulatory requirements; declines in contracts awarded through competitive bidding or our inability to re-procure contracts through the competitive bidding process; our failure to accurately estimate the factors upon which we base our contract pricing; our inability to manage our growth; our inability to successfully integrate and realize synergies from any future acquisitions or strategic partnerships; our failure to maintain or upgrade our operational platforms; our failure to reprocure our Medicare Recovery Audit Contractor program contract; litigation, regulatory or dispute resolution proceedings, including claims or proceedings related to intellectual property infringements; our inability to expand our retail business; our inability to manage our relationships with information suppliers, software vendors or utility providers; fluctuation in our results of operations; changes in tax rules; risks associated with international operations; our inability to realize the book value of intangible assets; our success in attracting and retaining qualified employees and key personnel; and general economic, political and market forces and dislocations beyond our control; risks related to our substantial indebtedness and holding company structure; volatility in bank and capital markets; our status as a controlled company and as an emerging growth company; and provisions in our amended and restated certificate of incorporation. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

The Company defines Adjusted EBITDA as net income before depreciation and amortization, interest expense, other non-operating (income) expense such as foreign currency translation, income tax (benefit) expense, transaction-related expenses and other and stock-based compensation.  The Company defines Adjusted Net Income and Adjusted Net Income per Diluted Share as net income adjusted for non-cash and other non-recurring items.

Management believes Adjusted EBITDA is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to our financing methods, capital structure or other items that we believe are not indicative of our ongoing operating performance.  Management believes Adjusted Net Income is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to non-cash expenses and other items that are one-time in nature.  In order to assure that all investors have access to similar data the Company has determined that it is appropriate to provide these non-GAAP financial measures.  Management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting them in evaluating how well we are executing our strategic initiatives.  Adjusted EBITDA and Adjusted Net Income are intended as supplemental measures of our performance that is not required by, or presented in accordance with U.S. generally accepted accounting principles, or GAAP.  Adjusted EBITDA and Adjusted Net Income are not determined in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing or financing activities or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP.

Cotiviti Holdings, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$128,458	$110,635
Restricted cash	7,232	9,103
Accounts receivable, net of allowance for doubtful accounts of $648 and $851 at March 31, 2017 and December 31, 2016, respectively; and net of estimated allowance for refunds and appeals of $35,518 and $41,020 at March 31, 2017 and December 31, 2016, respectively	62,072	67,735
Prepaid expenses and other current assets	17,847	14,957
Total current assets	215,609	202,430
Property and equipment, net	70,286	67,640
Goodwill	1,196,121	1,196,024
Intangible assets, net	518,131	533,305
Other long-term assets	2,746	2,864
TOTAL ASSETS	$2,002,893	$2,002,263
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$18,000	$18,000
Customer deposits	7,232	9,103
Accounts payable and accrued other expenses	26,736	23,162
Accrued compensation costs	29,379	58,589
Estimated liability for refunds and appeals	61,766	62,539
Total current liabilities	143,113	171,393
Long-term liabilities:
Long-term debt	758,348	762,202
Other long-term liabilities	5,765	8,799
Deferred tax liabilities	119,759	120,533
Total long-term liabilities	883,872	891,534
Total liabilities	1,026,985	1,062,927
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock ($0.001 par value; 600,000,000 shares authorized, 91,845,947 and 90,748,740 issued, and 91,838,470 and 90,741,340 outstanding at March 31, 2017 and December 31, 2016, respectively)	92	91
Additional paid-in capital	921,186	911,582
Retained earnings	60,892	33,917
Accumulated other comprehensive loss	(6,161)	(6,156)
Treasury stock, at cost (7,477 and 7,400 shares at March 31, 2017 and December 31, 2016, respectively)	(101)	(98)
Total stockholders' equity	975,908	939,336
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,002,893	$2,002,263

Cotiviti Holdings, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited, in thousands except per share data)

	Three Months Ended
	March 31,
	2017	2016
Net revenue	$160,133	$142,718
Cost of revenue (exclusive of depreciation and amortization, stated separately below):
Compensation	56,288	53,461
Other costs of revenue	6,686	5,398
Total cost of revenue	62,974	58,859
Selling, general and administrative expenses (exclusive of depreciation and amortization, stated separately below):
Compensation	24,693	19,110
Other selling, general and administrative expenses	16,879	15,229
Total selling, general and administrative expenses	41,572	34,339
Depreciation and amortization of property and equipment	5,575	4,835
Amortization of intangible assets	15,199	15,207
Transaction-related expenses	731	240
Total operating expenses	126,051	113,480
Operating income	34,082	29,238
Other expense (income):
Interest expense	8,421	16,060
Other non-operating (income) expense	(453)	(299)
Total other expense (income)	7,968	15,761
Income before income taxes	26,114	13,477
Income tax (benefit) expense	(861)	5,393
Net income	$26,975	$8,084
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	57	(26)
Change in fair value of derivative instruments	(62)	(482)
Total other comprehensive (loss) income	(5)	(508)
Comprehensive income	$26,970	$7,576

Earnings per share:
Basic	$0.30	$0.10
Diluted	0.28	0.10

Cotiviti Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$26,975	$8,084
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,877	(5,405)
Depreciation and amortization	20,774	20,042
Stock-based compensation expense	2,083	1,074
Amortization of debt issuance costs	645	1,348
Accretion of asset retirement obligations	48	46
Changes in operating assets and liabilities:
Restricted cash	1,871	(1,518)
Accounts receivable	5,663	12,266
Other assets	(2,612)	7,493
Customer deposits	(1,871)	1,518
Accrued compensation	(29,210)	(8,452)
Accounts payable and accrued other expenses	(841)	(2,225)
Estimated liability for refunds and appeals	(774)	2,262
Other long-term liabilities	247	144
Other	(303)	(324)
Net cash provided by operating activities	24,572	36,353
Cash flows from investing activities:
Expenditures for property and equipment	(9,660)	(9,467)
Other investing activities	—	2
Net cash used in investing activities	(9,660)	(9,465)
Cash flows from financing activities:
Proceeds from exercise of stock options	7,363	16
Purchase of treasury shares	(3)	—
Repayment of debt	(4,500)	(2,025)
Net cash provided by (used in) financing activities	2,860	(2,009)
Effect of foreign exchanges on cash and cash equivalents	51	8
Net increase in cash and cash equivalents	17,823	24,887
Cash and cash equivalents at beginning of period	110,635	149,365
Cash and cash equivalents at end of the period	$128,458	$174,252
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$649	$590
Cash paid for interest	7,587	14,565
Noncash investing activities (accrued property and equipment purchases)	6,738	9,052

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended
	March 31,		Percent
(unaudited, in thousands)	2017	2016	Change
Net income	$26,975	$8,084	234%
Adjustments to net income:
Depreciation and amortization	20,774	20,042	4%
Interest expense	8,421	16,060	(48)%
Other non-operating (income) expense(a)	(453)	(299)	51%
Income tax expense	(861)	5,393	NM
Transaction-related expenses and other(b)	731	240	205%
Stock-based compensation(c)	2,083	1,074	94%
Adjusted EBITDA	$57,670	$50,594	14%
% of revenue	36.0%	35.5%

(a)	Represents other non-operating (income) expense that consists primarily of gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein.
(b)

Represents transaction-related expenses that consist primarily of certain expenses associated with our secondary offering in 2017 and our Initial Public Offering and other offering costs in 2016 as well as certain corporate development activity.

(c)

Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period.

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended
	March 31,		Percent
(unaudited, in thousands)	2017	2016	Change
Net income	$26,975	$8,084	234%
Adjustments to net income:
Amortization of Acquired Intangible Assets - Non Tax Deductible	10,402	10,402	—
Amortization of Acquired Intangible Assets - Tax Deductible	4,797	4,805	NM
Transaction-related expenses and other(a)	731	240	205%
Stock-based compensation(b)	2,083	1,074	94%
Tax effect of above adjustments(c)	(2,615)	(2,352)	11%
Tax benefit related to stock option exercises	(10,422)	—	NM
Adjusted Net Income	$31,951	$22,253	44%

Weighted average shares of common stock - Diluted (000s)	94,905	77,757	22%

Adjusted Net Income per diluted share	$0.34	$0.29	17%

(a)

Represents transaction-related expenses that consist primarily of certain expenses associated with our secondary offering in 2017 and our Initial Public Offering and other offering costs in 2016 as well as certain corporate development activity.

(b)

Represents expense related to equity incentive awards granted to certain employees, officers and non‑employee directors as long‑term incentive compensation. We recognize the related expense for these awards ratably over the vesting period.

(c)

This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, a portion of transaction-related expenses and other and stock-based compensation. The tax rate assumed is 38% and 40% for the three months ended March 31, 2017 and 2016, respectively.

Adjusted EBITDA 2017 Guidance Reconciliation

(unaudited, in millions)

	2017 Guidance Range
	Low	High
Net income	$89	$95
Adjustments to net income(a)	177	177
Adjusted EBITDA	$266	$272

(a)

Adjustments to net income include depreciation and amortization, interest expense, other non-operating (income) expense, income tax expense, transaction-related expenses and other and stock-based compensation. A 38% tax rate is assumed to approximate the Company's effective tax rate.

CONTACT

Cotiviti Holdings, Inc.

Jennifer DiBerardino

Vice President, Investor Relations

203-642-0718

investor.relations@cotiviti.com